FORM 21 (Section 371) PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation
No. 214840

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated: Name of Company: RESPONSE BIOMEDICAL CORP. Date resolution passed: 26 March 1992 Resolution:

1.
The 100,000,000 common shares without par value in the capital of the Company, of which 4,628,751 are issued and fully paid, be subdivided into 200,000,000 common shares without par value of which 9,257,502 are issued and fully paid, each share before subdivision being subdivided into 2 shares.

2.	The authorized capital of the Company be altered by cancelling 100,000,000 common shares without par value.

3.	Paragraph 2 of the Memorandum be altered to read:

	"2.	The authorized'capital of the Company consists of 100,000,000 common shares without par value."

A copy of the Memorandum as altered by the above resolution is attached hereto. Certified a true copy this 7th day of April, 1992.

/s/ James E. McInnes, Solicitor

James E. McInnes

SCHEDULE "A"

ALTERED MEMORANDUM

(As altered by Special Resolution of
Response Biomedical Corp. dated
26 March 1992)

1.	The name of the Company is Response Biomedical Corp.

2.	The authorized capital of the Company consists of 100,000,000 common shares without par value

FORM 21 (Section 371) PROVINCE OF BRITISH COLUMBIA

Certificate of
Incorporation No. 214840

COMPANY ACT

SPECIAL RESOLUTION

     The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company: Little Bear Resources Ltd.

Date resolution passed: September 16 1991

Resolution:

RESOLVED THAT:

1.	(a)	The name of the Company be changed to Response Biomedical Corp. and the Memorandum of the Company be changed accordingly.

	(b)	The Memorandum be altered so that it shall be in the form set out in the attached schedule.

2	(a)
The authorized capital of the Company be increased from 10,000,000 common shares without par value, of which 4,343,751 common shares are issued and outstanding, to 100,000,000 common shares without par value.

	(b)	Paragraph 2 of the Memorandum be altered to read:

		"2.	The Authorized capital of the Company consists of 100,000,000 common shares without par value."

Certified a true copy the 17th day of September, 1991.

SCHEDULE "A"

ALTERED MEMO-RANDUM

(As passed by Special Resolution of
Little Bear Resources Ltd.)

1.	The name of the Company is Response Biomedical Corp.

2.	The authorized capital of the Company consists of 100,000,000 common shares without par value.

FORM 20 (Section 371) PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation
No. 214840

COMPANY ACT

ORDINARY RESOLUTION

The following ordinary resolution was passed by the undermentioned Company on the date stated:

Name of Company: LITTLE BEAR RESOURCES LTD.

Date resolution passed: May 15, 1987

Resolution:

"RESOLVED that the authorized capital of the Company be increased from 5,000,000 shares without par value (of which 3,943,750 are issued and outstanding) to 10,000,000 shares without par value (of which 3,943,750 will be issued and outstanding) by creating an additional 5,000,000 shares without par value, and that the Company's Memorandum be amended by deleting paragraph 2 thereof and substituting therefor the following:

"2.	The authorized capital of the Company consists of Ten Million (10,000,000) shares without par value."

A copy of the Memorandum as altered by the foregoing Ordinary Resolution is attached hereto as Schedule "A". Certified a true copy the 8th day of June, 1987.

Schedule "A"

FORM 1

(Section 7)

COMPANY ACT

MEMORANDUM
(Altered)

OF

LITTLE BEAR RESOURCES LTD.

(As altered by ordinary Resolutions passed May 15, 1987.)

     I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.	The name of the Company is "LITTLE BEAR RESOURCES LTD.".

2.	The authorized capital of the Company consists of Ten Million (10,000,000) shares without par value.

3.	I agree to take the number of shares in the Company set opposite my' name.

FORM 1 (Section 7) COMPANIES ACT

LITTLE BEAR RESOURCES LTD.

     I wish to be formed into a company with limited liability under the Companies Act in pursuance of this Memorandum.

(1)	The name of the Company is "LITTLE BEAR RESOURCES LTD."

(2)	The authorized capital of the Company consists of Five Million (5,000,000) shares without par value.

(3)	I agree to take the number of share in the Company set opposite my name.

FULL NAME, RESIDENT ADDRESS	NUMBER AND CLASS OF SHARES
AND OCCUPATION OF SUBSCRIBER	TAKEN BY SUBSCRIBER

/s/ George John Neumann

George John Neumann	One (1) share
1601 - 1995 Beach Ave.
Vancouver, B. C.

Solicitor

TOTAL SHARES TAKEN:	One (1) share

DATED this 15th day of August, 1980.

/s/ Sandra McGill

Sandra McGill
305 - 555 West 28th St.
N. Vancouver, B.C.
V7N 2J7